UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 1, 2006

MARTEN TRANSPORT, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-15010	39-1140809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

129 Marten Street Mondovi, Wisconsin		54755
(Address of principal executive offices)		(Zip Code)

(715) 926-4216

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Executive Officer Stock Option Awards.

On March 1, 2006, Marten Transport, Ltd.’s (the “Company’s”) Compensation Committee of the Board of Directors granted the Company’s executive officers performance based and service based non-statutory stock options under the Company’s 2005 Stock Incentive Plan in the share amounts provided below.

Name of Executive Officer:	Performance Based Award	Service Based Award
Randolph L. Marten Chairman of the Board, President and Chief Executive Officer	24,000	24,000
Robert G. Smith Chief Operating Officer	15,000	15,000
Timothy P. Nash Executive Vice President of Sales and Marketing	15,000	15,000
Donald J. Hinson Vice President of Operations	12,000	12,000
James J. Hinnendael Chief Financial Officer	12,000	12,000

Each performance based option has an exercise price of $23.59, a term of ten years, and will become exercisable, on a cumulative basis, upon the Company’s achievement of the operating ratios set forth below for any full fiscal year beginning with 2006 and ending with 2010. The operating ratio will be the percentage that the Company’s operating expenses, prior to the effect of performance based stock option compensation expense and any other expense determined by the Committee, bears to the Company’s operating revenue set forth in the Company’s audited financial statements for that particular fiscal year. The operating ratio will be determined for each fiscal year on the date the Company’s Form 10-K is filed with the Securities and Exchange Commission.

Operating Ratio	Vesting Percentage
90.0%	25%
89.5%	25%
89.0%	25%
88.5%	25%

Each service based option has an exercise price of $23.59, vests, on a cumulative basis, in five installments of 20% on each of the first five anniversaries of the option grant date, and has a term of ten years.

All options are subject to the terms of the 2005 Stock Incentive Plan.

Non-Employee Director Option Program.

On March 1, 2006, the Company’s Compensation Committee of the Board of Directors approved a non-employee director option program similar to the program that was suspended in 2004. Under the new program, each non-employee director will receive an automatic grant of an option to purchase 2,500 shares of common stock annually upon re-election to the Board by the stockholders. These options will be issued at a per share exercise price equal to the fair market value of one share of common stock on the grant date and expire ten years from the grant date.

Severance Agreement and Release.

The position of Vice President of Finance of the Company, which was held by Franklin J. Foster, was eliminated on February 9, 2006. On March 6, 2006, Mr. Foster and the Company entered into a Severance Agreement and Release (“Severance Agreement”). Pursuant to the Severance Agreement, Mr. Foster will be entitled to receive a one time severance payment of $126,153.75, job placement services assistance in an amount of $2,000 and an amount of $39,476 pursuant to the Company’s 2005 Incentive Plan. The Severance Agreement also contains a release and other covenants by Mr. Foster.

The foregoing summary of the Severance Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

Exhibit No.	Description

10.1	Severance Agreement and Release, dated March 6, 2006, between Marten Transport, Ltd. and Franklin J. Foster.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARTEN TRANSPORT, LTD.

Dated: March 7, 2006	By	/s/ James J. Hinnendael
James J. Hinnendael
Its: Chief Financial Officer

MARTEN TRANSPORT, LTD.

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Severance Agreement and Release, dated March 6, 2006, between Marten Transport, Ltd. and Franklin J. Foster (included herewith).